Exhibit (h.16)

Exhibit A

iShares Trust

ICE Exchange-Listed Preferred & Hybrid Securities Transition Index

ICE U.S. Short Treasury Bond Index

ICE U.S. Treasury Core Bond Index

ICE U.S. Treasury 1-3 Year Bond Index

ICE U.S. Treasury 3-7 Year Bond Index

ICE U.S. Treasury 7-10 Year Bond Index

ICE U.S. Treasury 10-20 Year Bond Index

ICE U.S. Treasury 20+ Year Bond Index

NYSE® FactSet® Global Autonomous Driving and Electric Vehicle Index

NYSE® FactSet® Global Cyber Security Index

NYSE® FactSet® Global Robotics and Artificial Intelligence Index

NYSE® FactSet® U.S. Infrastructure Index

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